Exhibit 99.2

Actelis Networks, Inc. Announces Closing of Initial Public

Offering and Partial Exercise of Over-Allotment Option by Underwriter

FREMONT, Calif., May 17, 2022 — Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a provider of cyber-hardened, rapid-deployment networking solutions for wide-area IoT networks, today announced the closing of its upsized underwritten initial public offering of an aggregate of 4,212,500 shares of common stock, including the partial exercise by the underwriter of its option to purchase 462,500 additional shares of common stock, at a price to the public of $4.00 per share.

The net proceeds from the offering, including the over-allotment, to Actelis were approximately $15.4 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by Actelis. The Company intends to use the proceeds primarily for research and development, sales and marketing, general and administrative purposes, capital investments and working capital. Shares of Actelis’ common stock began trading on The Nasdaq Capital Market on May 13, 2022, under the symbol “ASNS”.

Boustead Securities, LLC acted as the sole managing underwriter and bookrunner for the initial public offering.

A registration statement on Form S-1 (No. 333-264321) relating to the Common Stock sold in this offering was declared effective by the Securities and Exchange Commission (the “SEC”) on May 12, 2022. The offering is being made only by means of a prospectus. A final prospectus relating to the offering was filed with the SEC on May 16, 2022, and is available on the SEC’s website at http://www.sec.gov. A copy of the final prospectus related to the offering may be obtained from Boustead Securities, LLC, via email: offerings@boustead1828.com or by calling +1 (949) 502-4408 or standard mail at Boustead Securities, LLC, Attn: Equity Capital Markets, 6 Venture, Suite 395, Irvine, CA 92618, USA.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Actelis Networks, Inc.

Actelis Networks is a market leader in cyber-hardened, hybrid fiber-copper networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment.

For more information, please visit www.actelis.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the SEC, including, but not limited to, the risks detailed in the Company’s final prospectus (Registration No. 333-264321), filed with the SEC on May 16, 2022. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Contacts

For Underwriter Inquiries:

Boustead Securities, LLC

Pete Conley, Head of Intellectual Property (IP) Banking

+1 310-383-7874

pete@boustead1828.com

Investor Relations:

Matt Glover and Ralf Esper

Gateway Investor Relations

+1 949-574-3860

ASNS@gatewayir.com